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                                                                   EXHIBIT 10.37

                                FIRST AMENDMENT
                      TO THE REGISTRATION RIGHTS AGREEMENT


     WHEREAS, Irwin Schlass Enterprises, Inc., Monte Engler, Eugene Wong, Stephen Raphael, Richard Groberg, Gita Brenner, Frank Brenner, Mike Weinblatt and Jack Schleifer (collectively the "Investors") entered into a certain Registration Rights Agreement dated as of October 19, 1995 with Vasco Corp. relating to the registration of shares of Vasco Corp. pursuant to the Securities Act of 1933; and

     WHEREAS, Vasco Corp. has not registered the shares which are the subject of the Registration Rights Agreement as of the date of this Amendment.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in the Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the Registration Rights Agreement dated as of October 199, 1995 as follows:

     1. The Investors, at this time, will forego any right to demand registration pursuant to Paragraph 3 of the Registration Rights Agreement until March 31, 1997.
     2.    Wherever in the Registration Rights Agreement the date July
           1, 1996 appears, the date March 31, 1997 shall be substituted in its place.
     3. Wherever in the Registration Rights Agreement the dollar amount/price $3.50 appears, the dollar amount/price $7.00 shall be substituted in its place. And wherever in the Registration Rights Agreement the dollar amount/price $7.00 appears, the dollar amount/price $14.00 shall be substituted in its place.
     4. For clarification purposes, wherever the words "Shares underlying the Units" appear, the words "Shares comprising the Units" shall be substituted in their place.

      IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized officer of each party hereto as of this 1st day of July, 1996.

      COMPANY:
                                                  VASCO CORP.

                                                  By: /s/ Michael B. Wiggen
                                                     ----------------------
                                                  Name:  Michael B. Wiggen
                                                  Title: VP Operations